Exhibit 99.1

News Release

Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price
330-796-1863
ANALYST CONTACT:	Christina Zamarro 330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Announces Pricing of $1 Billion of Senior Notes

AKRON, Ohio, November 3, 2015 – The Goodyear Tire & Rubber Company announced that it has priced its offering of $1 billion aggregate principal amount of 8-year senior notes. The notes will be senior unsecured obligations of the company. The notes will be offered to the public at a price of 100% of their principal amount and will bear interest at a rate of 5.125% per annum. Goodyear expects the offering to close on November 5, 2015, subject to customary closing conditions.

Goodyear intends to use the net proceeds from this offering, together with current cash and cash equivalents, to redeem in full its $1 billion in principal amount of 8.25% senior notes due 2020.

Goldman, Sachs & Co., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as the joint book-running managers for the offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Natixis Securities Americas LLC, UniCredit Capital Markets LLC and Wells Fargo Securities, LLC are acting as co-managers for the offering.

The offering was made under a shelf registration statement that was filed with the U.S. Securities and Exchange Commission and became automatically effective on November 2, 2015. The offering of the notes may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

Goldman, Sachs & Co.	The Goodyear Tire & Rubber Company
Prospectus Department	Investor Relations Department
200 West St.	200 Innovation Way
New York, NY 10282	Akron, OH 44316
telephone: 866-471-2526	telephone: 330-796-3751
email: prospectus-ny@gs.com

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This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Goodyear is one of the world’s largest tire companies. It employs approximately 66,000 people and manufactures its products in 49 facilities in 22 countries around the world. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; foreign currency translation and transaction risks; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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